April 19, 2012

First Trust Exchange-Traded Fund
120 East Liberty Drive
Wheaton, Illinois 60187

Ladies and Gentlemen:

      This letter supersedes that certain letter agreement by and among First Trust Portfolios L.P. and First Trust Exchange-Traded Fund ("Trust"), dated as of April 15, 2011. It is hereby acknowledged that First Trust Portfolios L.P. serves as the distributor of the Shares of each series of the Trust. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), comprised of various exchange-traded funds (each, a "Fund," and, collectively, the "Funds") set forth on Exhibit A attached hereto, which may be amended from time to time.

      It is further acknowledged that the Trust has adopted a Distribution and Service Plan (the "Plan") pursuant to Rule l2b-1 under the 1940 Act with respect to the shares of beneficial interest ("Shares") of the Funds. Pursuant to the Plan, each Fund may bear a fee not to exceed 0.25% per annum of such Fund's average daily net assets. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Plan.

      The purpose of this letter agreement is to agree and acknowledge that the Funds shall not pay, and we shall not collect, any fees pursuant to the Plan any time before the date set forth on Exhibit A attached hereto for each Fund.

                                Very Truly Yours,

                                FIRST TRUST PORTFOLIOS L.P.

                                /s/ James A. Bowen
                                ----------------------------------
                                James A. Bowen
                                Chief Executive Officer

AGREED AND ACKNOWLEDGED:

FIRST TRUST EXCHANGE-TRADED FUND


/s/ Mark R. Bradley
------------------------------
Mark R. Bradley
President

                                   EXHIBIT A
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                            FUNDS                                    DATE
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FIRST TRUST DOW JONES SELECT MICROCAP INDEX(SM) FUND            APRIL 30, 2013
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FIRST TRUST MORNINGSTAR(R) DIVIDEND LEADERSSM INDEX FUND        APRIL 30, 2013
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FIRST TRUST NASDAQ-100 EQUAL WEIGHTED INDEX(SM) FUND            APRIL 30, 2013
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FIRST TRUST NASDAQ-100-TECHNOLOGY SECTOR INDEX(SM) FUND         APRIL 30, 2013
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FIRST TRUST US IPO INDEX FUND                                   APRIL 30, 2013
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FIRST TRUST AMEX(R) BIOTECHNOLOGY INDEX FUND                    APRIL 30, 2013
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FIRST TRUST DB STRATEGIC VALUE INDEX FUND                       APRIL 30, 2013
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FIRST TRUST DOW JONES INTERNET INDEX(SM) FUND                   APRIL 30, 2013
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FIRST TRUST NASDAQ-100 EX-TECHNOLOGY SECTOR INDEX(SM) FUND      APRIL 30, 2013
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FIRST TRUST NASDAQ(R) CLEAN EDGE(R) GREEN ENERGY INDEX FUND     APRIL 30, 2013
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FIRST TRUST VALUE LINE(R) EQUITY ALLOCATION INDEX FUND          APRIL 30, 2013
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FIRST TRUST VALUE LINE(R) DIVIDEND INDEX FUND                   APRIL 30, 2013
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FIRST TRUST S&P REIT INDEX FUND                                 APRIL 30, 2013
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FIRST TRUST ISE-REVERE NATURAL GAS INDEX FUND                   APRIL 30, 2013
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FIRST TRUST ISE WATER INDEX FUND                                APRIL 30, 2013
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FIRST TRUST ISE CHINDIA INDEX FUND                              APRIL 30, 2013
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FIRST TRUST VALUE LINE(R) 100 EXCHANGE-TRADED FUND              APRIL 30, 2013
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FIRST TRUST NASDAQ(R) ABA COMMUNITY BANK INDEX FUND             APRIL 30, 2013
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